INVESTORS' AGREEMENT


         This INVESTORS' AGREEMENT (this "Agreement") is made as of July 20, 2000, between United Road Services, Inc., a Delaware corporation (the "Company"), and Blue Truck Acquisition, LLC ( "Blue Truck").

         WHEREAS, the Company and Blue Truck have entered into a Purchase Agreement, dated as of April 14, 2000 (as amended, the "Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to Blue Truck 613,073.27 shares of the Company's Series A Participating Convertible Preferred Stock, par value $0.001 (the "Series A Preferred Stock");

         WHEREAS, the Certificate of Powers, Designations, Preferences and Rights of the Preferred Shares (the "Certificate of Designations") provides, among other things, that shares of the Series A Preferred Stock are convertible at any time, in part or in whole, at the option of the holder into shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.


         As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1 Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

                  1.2 "Affiliate" of a Person means any other Person who is controlled by, controls or is under common control with such Person.

                  1.3 "Company Board" means the Board of Directors of the Company.

                  1.4 "Converted Shares" means the shares of Common Stock actually received by the Original Holders upon conversion of some or all of the shares of Series A Preferred Stock.

                  1.5 "Current Company Directors" means the members of the Board of Directors of the Company as constituted immediately prior to the Closing.

                  1.6 "Independent Committee" means a committee of the Board of Directors of the Company which consists of (i) all the Independent Members, and
(ii) one Investor Nominee.

                  1.7 "Independent Member" means a member of the Company Board who is not an Investor Nominee.

                  1.8 "Investor Nominee" means any person designated, nominated or elected by the Majority Holders to serve as a director on the Company Board pursuant to this Agreement.

                  1.9 "Liquidation" means the liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up, of the Company.

                  1.10 "Majority Holders" shall mean the holders of a majority of the outstanding shares of Series A Preferred Stock.

                  1.11 "Original Holders" shall mean Blue Truck and any Permitted Transferees.

                  1.12 "Permitted Transferee" means any Affiliate, partner, member or stockholder of Blue Truck and the respective Affiliates, partners, members or Stockholders of such persons.

                  1.13 "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

                  1.14 "Stockholders" means all of the holders of capital stock of the Company and "Stockholder" shall mean any such Person.

                  1.15 "Transfer" means to sell, assign, transfer (voluntarily or involuntarily), exchange (by merger or otherwise) or otherwise dispose of or to grant a lien, encumbrance, pledge or other form of security interest.

         2. Corporate Governance.


                  2.1 Election of Directors.

                           2.1.1 Resignation of Directors and Filling of
Vacancies. Subject to the second sentence of this Section 2.1.1, effective as of the Closing, four of the Current Company Directors shall resign as directors, such resignations to be evidenced by letters of resignation delivered to the Company on or prior to the Closing Date, and the remaining Current Company Directors shall fill the vacancies caused by such resignations, along with the two other vacancies presently existing on the Company Board, with six (6) persons designated by the Majority Holders, such that immediately after the Closing, the Company Board shall consist of eleven (11) members, six (6) of whom shall have been designated by the Majority Holders and five (5) of whom shall be Current Company Directors. Notwithstanding anything herein to the contrary, if the Current Company Directors shall determine, in their sole discretion, that it is in the best interests of the Company to reduce the size of the Company Board to nine members prior to the Closing Date, effective as of the

Closing Date, five Current Company Directors shall resign as directors, such resignations to be evidenced as provided above and the remaining Current Company Directors shall fill the vacancies caused by such resignations with five (5) persons designated by the Majority Holders, such that, immediately after Closing, the Company Board shall consist of nine (9) members, five (5) of whom shall have been designated by the Majority Holders and four (4) of whom shall be Current Company Directors. In connection with such resignations and filling of vacancies, the Company Board shall take all action necessary (through redesignation of classes or otherwise) to cause the classes of directors on the Company Board after the Closing to be as nearly equal in number as possible and to have the Investor Nominees spread as evenly as possible among the various classes.

                           2.1.2 From and after the Closing:

                                    (a) The Original Holders and the Company
Board shall take all necessary actions to cause the establishment and appointment of the Independent Committee having the powers under this Agreement and to select the nominees of the Independent Committee consistent with the terms of this Agreement.

                                    (b) For so long as the Original Holders own
(as reflected in the stock ledger of the Company on the record date for determining the shareholders who are entitled to vote for the election of directors (the "Record Date")) at least 50% of the Adjusted Number of Shares Purchased (as defined in Section 2.1.2(f)), the size of the Company Board shall be either 9 or 11 and if the size of the Company Board is eleven, the Majority Holders shall be entitled to elect and designate six of the directors to the Company Board; and if the size of the Company Board is nine, the Majority Holders shall be entitled to elect and designate five of the directors of the Company Board, and in both cases, the remainder of the members of the Company Board shall be nominated by the Independent Committee; provided, however, that so long as Charter URS LLC and its permitted transferees ("Charterhouse") are entitled to nominate members of the Company Board pursuant to the Investors Agreement, dated April 14, 2000, as amended, between Charterhouse and the Company (the "Charterhouse Investors Agreement"), the Charterhouse Nominees (as defined in the Charterhouse Investors Agreement) shall be included among the nominees of such Independent Committee.

                                    (c) If the Original Holders ever own (as
reflected in the stock ledger of the Company on the relevant Record Date) less than 50% of the Adjusted Number of Shares Purchased, for so long as the Original Holders own at least 25% of the Adjusted Number of Shares Purchased, and regardless of whether the Original Holders subsequently regain ownership of 50% or more of the Adjusted Number of Shares Purchased, then the size of the Company Board shall be either nine or eleven, and the Majority Holders shall be entitled to elect and designate three directors to the Company Board (regardless of whether the size of the Company Board is nine or eleven).

                                    (d) If the Original Holders ever own (as
reflected in the stock ledger of the Company on the relevant Record Date) less than 25% of the Adjusted Number of Shares Purchased, for so long as the Original Holders own at least 10% of the Adjusted Number of Shares Purchased, and regardless of whether the Original Holders subsequently regain ownership of 25% or more of the

Adjusted Number of Shares Purchased, then the total number of directors shall be designated in accordance with the Company's Bylaws, and the Majority Holders shall be entitled to elect and designate one director to the Company Board (regardless of whether the size of the Company Board is nine or eleven).

                                    (e) If the Original Holders shall ever fail
to own (as reflected in the stock ledger of the Company on the relevant Record
Date) at least 10% of the Adjusted Number of Shares Purchased, and regardless of whether the Original Holders subsequently regain ownership of 10% or more of the Adjusted Number of Shares Purchased, then the total number of directors shall be designated in accordance with the Company's Bylaws and the holders of the Series A Preferred Stock shall no longer be entitled, as a class, to elect any particular number of directors to the Company Board.

                                    (f) The "Adjusted Number of Shares
Purchased" means the Number of Convertible Equivalent Shares (as defined in the Certificate of Designations) purchased by the Original Holders, as increased, from time to time, by the number of shares of capital stock of the Company (as converted into Common Stock, if applicable) that the Original Holders purchase directly from the Company after the date hereof and as equitably adjusted, from time to time, in connection with any event requiring adjustment under Section 5(f) of the Certificate of Designations, such adjustment to be made in a manner consistent with such adjustment of the Conversion Price under Section 5(f) of the Certificate of Designations.

                           2.1.3 If at any time more Investor Nominees are
serving on the Company Board than are entitled to serve on the Company Board pursuant to this Section 2.1, the holders of the Series A Preferred Stock shall cause the requisite number of Investor Nominees to immediately resign (the person to resign to be designated by the Majority Holders) from the Company Board by giving written notice to the Company so that the correct number of Investor Nominees are serving on the Company Board. Notwithstanding anything herein to the contrary, in the event that written resignations of the requisite number of Investor Nominees are not received by the Company within one business day after the event that causes such Investor Nominees to no longer be entitled to serve on the Company Board pursuant to this Section 2.1, the Independent Committee shall be entitled (without the consent of the Original Holders or the Investor Nominees) to take all action permitted under the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law to remove such Investor Nominees from the Company Board.

                           2.1.4 At any time during which the holders of the
Series A Preferred Stock are entitled to designate persons for election to the Company Board, neither the Company nor the Original Holders shall take any action to change the size of the Company Board without the approval of a majority of the Investor Nominees and the approval of a majority of the Independent Members. Notwithstanding anything herein or in the Purchase Agreement to the contrary, at any time during which the Original Holders do not own shares of the Series A Preferred Stock that represent at least 25% of the Adjusted Number of Shares Purchased (and regardless of whether the Original Holders subsequently regain ownership of 25% or more of the Adjusted Number of Shares Purchased), the Company Board may be reduced or increased at the option of the Company without the consent of holders of the Series A Preferred Stock or the Investor Nominees.

                  2.2 Removal and Replacement of Directors.

                           2.2.1 Removal of Investor Nominees. If at any time
the Majority Holders notify the Company Board of their wish to remove any Investor Nominee from the Company Board, the Company Board shall vote so as to remove such Investor Nominee provided that such Investor Nominee can be removed in accordance with the Company's Bylaws and the Delaware General Corporation Law. Except as otherwise provided in Sections 2.1.3 above, removal of an Investor Nominee by the Company Board requires the prior written consent of the Majority Holders unless such removal is based upon the gross negligence or willful misconduct of the Investor Nominee.

                           2.2.2 Replacement of Directors. If at any time after
the Closing Date, a vacancy is created on the Company Board by reason of the incapacity, death, removal or resignation of, or the expiration of the term of, any Investor Nominee, then the Majority Holders shall designate an individual to fill such vacancy provided that the Original Holders continue to have the right to designate a person for such position pursuant to Section 2.1 above. If at any time after the Closing Date, a vacancy is created on the Company Board by reason of the incapacity, death, removal or resignation of, or the expiration of the term of, any Independent Member, then the Independent Committee shall have the right to nominate an individual to fill such vacancy.

                           2.2.3 Stockholder Meetings. At each meeting of
Stockholders of the Company at which directors are elected, the nominees for directors proposed by the Company Board shall include the Investor Nominees and the nominees of the Independent Committee required pursuant to this Agreement.

                  2.3 Board Members.

                           2.3.1 All members of the Company Board shall receive
notice of each meeting of the Company Board at the same time and in the same manner.

                           2.3.2 All Investor Nominees shall be entitled to the
same indemnification rights as are accorded Independent Members. The Company shall at all times maintain a directors' and officers' insurance policy covering all the members of the Company Board.

         3. Restriction on Transfer.

                  3.1 (a) The Original Holders shall not Transfer any shares of Series A Preferred Stock to any Person (other than a Permitted Transferee) unless the Independent Committee approves such Transfer and any proposed transferee (including the Permitted Transferees) agrees in writing to be bound by the provisions of this Agreement; provided, that the Original Holders may, subject to prior compliance with Section 3.1(b), sell all, or any part of, the Series A Preferred Shares at any time when the product of the Current Market Price (as defined in the

Certificate of Designations) times ten is less than the Series A Preferred Base Liquidation Amount (as defined in the Certificate of Designations but adjusted in accordance with Section 5(f)(i) of the Certificate of Designations). Any transferee of shares of Series A Preferred Stock under this Section 3.1 shall stand in the shoes of the Original Holders for all purposes of this Agreement and shall be bound by all of the obligations and restrictions and entitled to all of the rights set forth herein as if such transferee were the initial signatory to this Agreement.

                           (b) Right to Redeem. Prior to any Transfer of any
shares of Series A Preferred Stock pursuant to Section 3.1(a), the Original Holders shall offer the Company in writing (the "First Refusal Offer") the right to purchase the shares of Series A Preferred Stock proposed to be Transferred (the "Transfer Shares"), on the same terms other than price which shall be at the Series A Preferred Liquidation Preference Amount (as defined in the Certificate of Designations) as the Transfer Shares. The Company shall have the right to accept the offer for all (but not less than all) Transfer Shares by written notice to the Original Holders within 5 days of receipt by the Company of the First Refusal Offer.

                  3.2 The Original Holders shall not Transfer any Converted Shares to any Person without the prior written approval of the Independent Committee, except:

                           (a) The Original Holders may transfer Converted
Shares to Permitted Transferees who agree in writing to be bound by the provisions of this Agreement;

                           (b) The Original Holders may sell Converted Shares on
any national securities exchange or on any other market in which such shares are eligible for trading at the time of such proposed transfer;

                           (c) The Original Holders may sell Converted Shares in
a private transaction to any Person who would not own immediately following such purchase more than 15% of the then outstanding Common Stock (on a fully diluted basis); and

                           (d) The Original Holders may sell Converted Shares
either (i) in a private transaction or in any merger, consolidation or similar business combination in which all stockholders of the Company are offered the right to participate on identical terms and conditions in proportion, to their ownership interests; provided, that a transaction shall not be deemed to fail to satisfy the requirements of this clause (i) of this paragraph (d) if any or all of the stockholders of the Company are required to retain up to 15% of the shares of capital stock of the Company in such transaction, or (ii) in any other transaction approved by the Independent Committee.

         4. Preemptive Rights. The Company shall not issue any Common Stock or any other capital stock of the Company to any Person (the "Offered Shares") (other than Common Stock or capital stock issued (i) pursuant to any officer or director stock option plan or stock purchase plan approved by the Company Board,
(ii) in connection with a stock dividend or a subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) in connection with an acquisition which is approved by the Company Board, (iv) pursuant to a registration statement of the Company as declared effective by the Securities Exchange Commission, (v) upon exercise or conversion of presently outstanding options, warranties or securities, including, without limitation, the Company's 8% Convertible Subordinated Debentures due 2008 and the Series A Preferred Stock, (vi) the issuance of the Closing Shares (as such term is defined in the Amended and Restated Purchase Agreement, dated as of April 14, 2000, as amended, between the Company and Charter URS LLC or (vii) pursuant to an agreement identified on Schedule 2.2 of the Company Disclosure Schedule to the Purchase Agreement), unless the Company has offered in writing (the "Preemptive Notice") to the Original Holders the right to purchase, at the same price and on the same terms as the Offered Shares, a portion of the Offered Shares equal to the product of (a) the total number of Offered Shares and (b) a fraction, the numerator of which is the number of shares of capital stock owned by the Original Holders and the denominator of which is the total number of outstanding shares (on a fully diluted, as converted basis). The Original Holders shall have the right to accept the offer for all or any portion of its portion of the Offered Shares as calculated in accordance with this Section 4 by written notice to the Company within 5 days of receipt by the Original Holders of the Preemptive Notice.

         5. Miscellaneous.

                  5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile, certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile, certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (a) if to the Company:

                               United Road Services, Inc.
                               17 Computer Drive West
                               Albany, NY 12205
                               Attn:  Gerald R. Riordan
                               Facsimile: (518) 446-0676

                               With a copy to:

                               McDermott, Will & Emery
                               600 13th Street, N. W.
                               Washington, D.C. 20005
                               Attn: Karen A. Dewis, Esq.
                               Facsimile:  (202) 756-8087

                           (b) If to the Original Holders:

                               Blue Truck Acquisition, LLC
                               c/o KPS Special Situations Fund, L.P.
                               200 Park Avenue, 58th Floor
                               New York, NY  10166
                               Attn:  Stephen Presser, Esq.
                               Telecopy:  (212) 867-7980

                               With a copy to:

                               Paul, Weiss, Rifkind, Wharton & Garrison
                               1285 Avenue of the Americas
                               New York, New York 10019-6064
                               Attn: Carl L. Reisner
                               Facsimile:  (212) 757-3990


Any party may, by notice given in accordance with this Section 5.1, designate another address or person for receipt of notices hereunder.

                  5.2 Amendment and Waiver.

                           5.2.1 No failure or delay on the part of any party
hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           5.2.2 Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Majority Holders and (ii) only in the specific instance and for the specific purpose for which made or given.

                  5.3 Specific Performance. The parties hereto intend that each of the parties has the right to seek damages or specific performance in the event that any other party hereto willfully fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  5.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  5.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  5.6 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  5.8 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is not assignable by the Company and may be assigned by Blue Truck to any Permitted Transferee.

                  5.10 No Third Party Beneficiaries. Except for Section 2.3, this Agreement is not intended to, and does not, create any rights or benefits of any Person other than the parties hereto.

                  5.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  5.12 Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective, and the Original Holders shall have no rights hereunder, unless and until the Closing has occurred.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.



                                        UNITED ROAD SERVICES, INC.


                                        By:  /s/ Gerald R. Riordan
                                             ------------------------------
                                             Name:  Gerald R. Riordan
                                             Title: Chief Executive Officer



                                        BLUE TRUCK ACQUISITION, LLC


                                        By:  /s/ Michael Psaros
                                             ------------------------------
                                             Name:  Michael Psaros
                                             Title: President